CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 84 to File No. 333-151713; Amendment No. 87 to File No. 811-22209) of Global X Permanent ETF and Global X Top Guru Holdings Index ETF of our report dated August 27, 2012, included in the 2012 Annual Reports to shareholders.

Philadelphia, Pennsylvania

October 26, 2012